                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 24, 2003, relating to the financial statements and financial highlights which appears in the February 28, 2003 Annual Report to Shareholders of Anchor Pathway Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Additional Information - Independent Accountants and Legal Counsel" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 24, 2003